Exhibit 10.37

SECOND AMENDMENT TO AMENDED AND
RESTATED MASTER LEASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (“Amendment”) is made and entered into as of January 1, 2007 (“Effective Date”), by and between FIRST STATES INVESTORS 5000A, LLC, a Delaware limited liability company (“Landlord”) and BANK OF AMERICA, N.A., a national banking association (“Tenant”).
WITNESSETH:
WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Master Lease Agreement dated as of January 1, 2005, as amended by that certain First Amendment to Amended and Restated Master Lease Agreement dated as of January 1, 2005, and as further amended by that certain Side Letter Agreement dated June 13, 2006 (collectively, the “Lease”);
WHEREAS, Landlord and Tenant have agreed that the phrase “management fees to the property manager” as used in Section 2.2(b)(ix) of the Lease and “property management fees” as used in Section 2.2(c)(xi) of the Lease are each intended to mean all property management fees that become due and payable in connection with the management of the Property by any subsidiary or Affiliate of Landlord, any unrelated third party property manager or property submanager, and/or any such other parties that are engaged by Landlord to manage each Property including, without limitation, any Landlord Designated Submanager;
WHEREAS, Landlord and Tenant further agreed that Operating Expenses shall not include “management fees to the property manager” and “property management fees” for any Property that are in excess of the lesser of (i) the fair market amount of such fees, and (ii) for any Property that is not a Tenant Managed Property, two and one-half percent (2.5%) of the Gross Revenue for such Property; and
WHEREAS, Landlord and Tenant desire to amend the Lease to clarify and incorporate into the Lease the aforementioned agreements.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.    Defined Terms. Unless otherwise defined herein, initially capitalized terms used herein shall have the same meaning in the Amendment as in the Lease.
2.    Incorporation of Recitals. The recitals to this Amendment are hereby incorporated into and made a party of this Amendment.

3.    Management Fees.
(a)    Section 2.2(b)(ix) of the Lease is hereby deleted in its entirety and replaced with the following new Section 2.2(b)(ix):
“(ix)    fair market property management fees to the property manager for the Property, which property manager shall included any subsidiary or Affiliate of Landlord designated as property manager, any unrelated third party property manager or property submanager, and/or any such other parties that are engaged by Landlord Designated Submanager (collectively, the “ Property Management Fees”), and fair market rentals for a reasonably sized management office (if located in the Property); provided that in no event shall Operating Expenses included any costs attributable to a Building leasing office, and any space used for leasing and management functions shall be reasonably allocated between leasing and management functions for purposes of the pass-through of rental of the on-site management office;”
(b)    Section 2.2(c)(xi) of the Lease is hereby deleted in its entirety and replaced with the following new Section 2.2(c)(xi):
“(xi)    any Property Management Fees for a Property that are, in the aggregate, in excess of two and one-half percent (2.5%) of the Gross Revenue for such Property; except that for all Tenant Managed Properties, all Property Management Fees shall be excluded from Operating Expenses, and, in lieu thereof, (A) Tenant shall be solely responsible for paying the property management fees due the Tenant Designated Submanager and (B) Tenant shall pay Landlord a property management fee equal to one percent (1%) of Gross Revenue for such Tenant Managed Property that is paid by Tenant minus one and one-half percent (1.5%) of Gross Revenue, if any, for such Tenant Managed Property that is paid by non-Tenant sources;”
4.    Landlord’s Lender Approval. Tenant acknowledges that any and all amendments or modifications to the Lease are subject to the approval of Landlord’s mortgagee (“Landlord’s Lender”) and that is Amendment shall not be effective until such time as the approval of Landlord’s mortgagee is obtained. Promptly following execution hereof by Landlord and Tenant, Landlord shall submit this Amendment to Landlord’s Lender for approval and shall thereafter use its best efforts to obtain such approval on or before February 28, 2007. If Landlord’s Lender disapproves this Amendment or fails to approve this Amendment by February 28, 2007, Landlord shall promptly notify Tenant in writing and this Amendment shall automatically terminate and be of no further force or effect.
5.    Ratification. As amended hereby, the Lease is in full force and effect.
[Balance of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date aforesaid.

Witness: /s/ Cheryl L. DiBona Name: Cheryl L. DiBona	LANDLORD: FIRST STATES INVESTORS 5000A, LLC, a Delaware limited liability company By: /s/ David Nettina Name: David Nettina Title: Vice President
TENANT: BANK OF AMERICA, N.A., a national banking association By: /s/ Robert G. Becker Robert G. Becker Senior Vice President
Attest: By: /s/ Elizabeth A. Pryor Name: Elizabeth A. Pryor Title: Assistant Secretary

3